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                                                                    Exhibit a(3)

                               CITIFUNDS TRUST II

                          FORM OF AMENDED AND RESTATED
                    ESTABLISHMENT AND DESIGNATION OF CLASSES

         Pursuant to that certain Establishment and Designation of Classes dated November 13, 1998, as amended (the "Prior Designation"), the Shares of (i) CitiFunds Small Cap Value Portfolio and CitiFunds Growth & Income Portfolio (collectively, the "Existing Series I") have been divided into Class A and Class B Shares as named in the Prior Designation and (ii) Smith Barney Diversified Large Cap Growth Fund and Smith Barney Small Cap Growth Opportunities Fund (collectively, the "Existing Series II") have been divided into Class A, Class B, Class L and Class Y Shares as named in the Prior Designation. The undersigned, being a majority of the Trustees of CitiFunds Trust II, a Massachusetts business trust (the "Trust"), acting pursuant to Section 6.10 of the Trust's Declaration of Trust dated April 13, 1984, as amended and restated (the "Declaration"), and that certain Multiple Class Plan of the Trust dated as of November 13, 1998, do hereby amend and restate the Prior Designation as provided herein, for the purpose of designating four Classes of Shares of Smith Barney Research Fund and Smith Barney Global Research Fund (collectively, the "New Series", and together with the Existing Series I and Existing Series II, the "Funds"):

         1. The four Classes of Shares of the New Series are hereby designated "Class A Shares," "Class B Shares," "Class L Shares" and "Class Y Shares." The two Classes of Shares of the Existing Series I are "Class A Shares" and "Class B Shares." The four Classes of Shares of the Existing Series II are "Class A Shares," "Class B Shares," "Class L Shares" and "Class Y Shares." Shares of the Existing Series I and Existing Series II are not affected by the designation hereunder of the new Class A, Class B, Class L and Class Y Shares of the New Series.

         2. Shares of each Class of each Fund shall be entitled to all the rights and preferences accorded to Shares under the Declaration.

         3. The number of Shares of each Class of each Fund shall be unlimited.

         4. The purchase price, method of determination of net asset value, price, terms and manner of redemption, any conversion or exchange feature or privilege, and relative dividend rights of the holders of each Class of Shares of each Fund shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the applicable Class or Fund, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended.

         5. Shares of each Class of each Fund shall bear the expenses of payments under any distribution, service, and shareholder servicing agreements entered into by or on behalf of the applicable Fund with respect to that Class, and any other expenses that are properly allocated to such Class in accordance with the Investment Company Act of 1940, as amended, or any rule or order issued thereunder and applicable to the Trust or the Funds (the "1940 Act").

         6. As to any matter on which shareholders are entitled to vote, Shares of each Class of each Fund shall vote together as a single class; provided however, that notwithstanding the provisions of Section 6.8 of the Declaration to the contrary, (a) as to any matter with respect to which a separate vote of any Class is required by the 1940 Act or is required by a separate agreement applicable to such Class, such requirements as to a separate vote by the Class shall apply, (b) except as required by (a) above, to the extent that a matter affects more than one Class and the interests of the Classes in the matter are not materially different, then the Shares of those Classes whose interests in the matter are not materially different shall vote together as a single Class, but to the extent that a matter affects more than one Class and the interests of a Class in the matter are materially different from that of each other Class, then the Shares of such Class shall vote as a separate class; and (c) except as required by (a) above or as otherwise required by the 1940 Act, as to any matter which does not affect the interests of a particular Class, only the holders of Shares of the affected Class shall be entitled to vote.

         7. The designation of Class A Shares and Class B Shares of the Existing Series and Class A Shares and Class D Shares of the New Series shall not impair the power of the Trustees from time to time to designate additional classes of Shares of any Fund.

         8. Subject to the applicable provisions of the 1940 Act and the Declaration, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the Classes designated hereby without any action or consent of the Shareholders.

         9. At any time that there are no Shares outstanding of a particular Class of a Fund previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that Class.

         10. This Establishment and Designation of Classes supercedes any and all Establishments and Designations of Classes heretofore adopted by the Board of Trustees of the Trust with respect to the Funds, and shall become effective as of ____________, _____.
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         IN WITNESS WHEREOF, the undersigned have executed this Amended and
Restated Establishment and Designation of Classes as of the ____ day of __________, 2000.


_______________________________     __________________________________
RILEY C. GILLEY                     DIANA R. HARRINGTON
As Trustee and Not Individually     As Trustee and Not Individually


_______________________________     __________________________________
SUSAN B. KERLEY                     HEATH B. MCLENDON
As Trustee and Not Individually     As Trustee and Not Individually


_______________________________     __________________________________
C. OSCAR MORONG, JR.                E. KIRBY WARREN
As Trustee and Not Individually     As Trustee and Not Individually